As filed with the U.S. Securities and Exchange Commission on July 30, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

COMPUGEN LTD.
(Exact name of registrant as specified in its charter)
Israel		N/A
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

Azrieli Center, 26 Harokmim Street, Building D Holon, 5885849 (Address of Principal Executive Offices)	Not Applicable (Zip Code)

 Compugen USA, Inc.
250 E. Grand Ave, Suite 65
South San Francisco CA, 90480
415-373-0556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Compugen Ltd. 2010 Share Incentive Plan
 (Full title of the plan)

Anat Cohen-Dayag, Ph.D.
President and Chief Executive Officer
Compugen Ltd.
Azrieli Center, 26 Harokmim Street, Building D
Holon, 5885849 Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

 (Name, address, including Zip Code, and Telephone number, including area code, of agent for service)
Copies to:
Ari Krashin	Daniel I. Goldberg, Esq.	Eran Ben Dor
Compugen Ltd.	Cooley LLP	Compugen Ltd.
26 Harokmim Street Building D	55 Hudson Yards	26 Harokmim Street Building D
Holon, 5885849, Israel	New York, NY 10001-2157	Holon, 5885849, Israel
Tel: 972-3-765-8585	Tel: 212-479-6000	Tel: 972-3-765-8585
Fax: 972-3-765-8555	Fax: 212 479 6275	Fax: 972-3-765-8555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, nominal (par) value NIS 0.01 per share	5,000,000	(2)	$14.23	(3)	$71,125,000.00	(3)	$9,232.03

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares nominal (par) value NIS 0.01 per share (the “Ordinary Shares”) that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares of the registrant.

(2)
Represents an additional 5,000,000 Ordinary Shares issuable under the Compugen Ltd. 2010 Share Incentive Plan, as amended (the “2010 Plan”), over and above the number of Ordinary Shares issuable under the 2010 Plan that were previously registered under the Securities Act.

(3)
Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per security and the proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the registrant’s Ordinary Shares as reported by The Nasdaq Global Market on July 24, 2020.

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EXPLANATORY NOTE

This Registration Statement relates to an increase of an additional 5,000,000 Ordinary Shares of Compugen Ltd. (the “Registrant”) that are being issued and sold, or may be issued and sold, upon exercise of options or other awards granted by the Registrant to participants in the 2010 Plan, where an increase of 2,000,000 Ordinary Shares was approved by the Board of Directors on May 5, 2020 and additional increase of 3,000,000 Ordinary Shares was previously approved by the Board of Directors.

Reference is made to the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 7, 2010 (Registration No. 333-169239), June 11, 2015 (Registration No. 333-204869) and March 27, 2018 (Registration No. 333- 223937) (together, the “Prior Registration Statements”), pursuant to which a total of 13,345,436 Ordinary Shares issuable under the 2010 Plan were registered under the Securities Act.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated herein by reference and made a part hereof:

(i)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on February 24, 2020, as amended on February 27, 2020 (File No. 000-30902);

(ii)
The Registrant’s Reports of Foreign Private Issuer on Form 6-K, as filed with the Commission on January 9, 2020, February 20, 2020, March 9, 2020, March 11, 2020, March 12, 2020, March 13, 2020, March 17, 2020, April 6, 2020, April 15, 2020, April 27, 2020, May 6, 2020, May 27, 2020, June 1, 2020 and July 30, 2020 (File No. 000-30902); and

(iii)
The description of the Registrant’s Ordinary Shares in the Registrant’s Registration Statement on Form 8-A (File No. 000-30902) filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 2, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by the Registrant to the Commission during such period, or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.
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ITEM 8. EXHIBITS.

The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

EXHIBIT NO.	EXHIBIT
1.1	Articles of Association of Compugen, as amended (incorporated by reference to Annex A3 of Exhibit 99.4 to Compugen’s Report on Form 6-K filed with the SEC on August 5, 2019 (File No. 000-30902)).
1.2	Memorandum of Association of Compugen, as amended (incorporated by reference to Annex A2 of Exhibit 99.4 to Compugen’s Report on Form 6-K filed with the SEC on August 5, 2019 (File No. 000-30902)).
4.1	Compugen Ltd. 2010 Share Incentive Plan, as amended.
5.1	Opinion of Shibolet & Co., Law Firm
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global
23.2	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to this Registration Statement)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Holon, State of Israel, on July 30, 2020.

Compugen Ltd. By: /s/ Anat Cohen-Dayag, Ph.D. Anat Cohen-Dayag, Ph.D. Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Anat Cohen-Dayag, Ph.D., Ari Krashin and Eran Ben Dor, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Compugen Ltd. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any or each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Anat Cohen-Dayag, Ph.D. Anat Cohen-Dayag, Ph.D.	Chief Executive Officer and President and Director (principal executive officer)	July 30, 2020
/s/ Ari Krashin Mr. Ari Krashin	Chief Financial Officer (principal financial and accounting officer)	July 30, 2020
/s/ Paul Sekhri Mr. Paul Sekhri	Chairman of the Board	July 30, 2020
/s/ Sandy Zweifach Mr. Sandy Zweifach	Director	July 30, 2020
/s/ Dr. Jean-Pierre Bizzari Dr. Jean-Pierre Bizzari	Director	July 30, 2020
/s/ Eran Perry Mr. Eran Perry	Director	July 30, 2020
/s/ Gilead Halevy Mr. Gilead Halevy	Director	July 30, 2020
/s/ Dr. Kinneret Livnat Savitzky Dr. Kinneret Livnat Savitzky	Director	July 30, 2020
Compugen USA, Inc. By: /s/ Julia Decker Name: Julia Decker Title: Treasurer and Director of Finance of Compugen USA, Inc.	Authorized U.S. Representative	July 30, 2020